UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 12, 2013
____________________________
MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
____________________________

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On December 12, 2013, MCG Capital Corporation, a Delaware corporation (“MCG”), and its wholly owned subsidiary, Solutions Capital I, L.P. (“Solutions”, and together with MCG, the “Company”), filed in the District Court of Texas, Dallas County, an Original Petition against defendants: Barrier Advisors (“Barrier”); Huibert Verbeek; Engelbrecht Verbeek; Kenney Verbeek; Jack Ormberget; and Ehrhardt, Keefe, Steiner, Hottman PC (“Ehrhardt”) (collectively, the “Named Parties”). In its pleadings, the Company claims, among other things, that in approximately August - November, 2012, defendants Barrier, Huibert Verbeek, Engelbrecht Verbeek, Kenney Verbeek, Jack Ormberget and Ehrhardt materially misrepresented the financial condition of Color Star Growers of Colorado, Inc., Vast, Inc., and Color Star L.L.C. (collectively, “Color Star”) to the Company in connection with the subordinated loan transaction Solutions entered into with Color Star on November 15, 2012. In addition, in its pleadings, the Company claims that, among other things, Ehrhardt, Color Star’s former auditor, failed to conduct its annual audits of Color Star with reasonable care. In its complaint, the Company seeks various forms of relief, including, but not limited to, rescission of the subordinated loan to Color Star and damages in the amount of all of the outstanding principal remaining on MCG’s $13.5 million loan to Color Star, compensatory damages for the losses sustained by MCG as a result of Named Parties’ conduct, costs incurred in this action and such other and further relief as the Court deems just and proper.
As of September 30, 2013, MCG estimated the fair value of its subordinated loan to Color Star to be $13.2 million. While the outcome of the litigation involving the Named Parties is unknown at this time, MCG will record an unrealized loss in the fourth quarter of 2013 for the fair value of the loan to Color Star, pending any recovery. The impact of this unrealized loss on MCG’s earnings and net asset value will be the full fair value of the Color Star loan, or $0.19 per share.
The determination of the fair value of MCG’s investments is subject to the good faith determination by MCG’s board of directors, which is conducted no less frequently than quarterly, pursuant to MCG’s valuation policies and accounting principles generally accepted in the United States.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of applicable securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.
Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the MCG’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: December 13, 2013	By:	/s/ Keith Kennedy
Keith Kennedy
Chief Financial Officer